EXHIBIT 5.1


                      [Greenberg Traurig, P.A. Letterhead]

                                  July 9, 2003


Equity One, Inc.
1696 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179

     Re:  Equity One, Inc. Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel for Equity One, Inc., a Maryland corporation (the "Company"), and certain of its subsidiaries (the "Guarantors") in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of the Company, par value $0.01 per share (the "Common Stock"); (ii) one or more classes or series of shares of preferred stock of the Company, par value $0.01 per share (the "Preferred Stock"); (iii) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"); (iv) one or more series of debt securities (collectively, the "Debt Securities"); (v) guarantees by certain of the Company's subsidiaries of the Debt Securities (the "Guarantees"); (vi) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Guarantees or any combination of those securities (the "Warrants"); and (vii) the Common Stock, Preferred Stock or Debt Securities and Guarantees that may be issued upon the exercise of the Warrants, whichever is applicable. The Common Stock, the Preferred Stock, the Debt Securities and Guarantees and the Warrants are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the prospectus ( the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $750,000,000.

     The Depositary Shares will be issued under one or more Deposit Agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (each, a "Depositary").

     The Debt Securities will be issued pursuant to the Indenture, dated as of September 9, 1998 (the "Base Indenture"), as supplemented by three Supplemental Indentures thereto (and as further amended and supplemented from time to time, the "Indenture") between the Company, the Guarantors named therein and SunTrust Bank, as trustee (the "Trustee").

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Equity One, Inc.
July 9, 2003
Page 2

     The Warrants will be issued under one or more Warrant Agreements (each, a "Warrant Agreement"), each to be between the Company and a counterparty or counterparties identified therein (each, a "Counterparty").

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

     1. the Registration Statement;

     2. the Charter of the Company, as amended and restated and to the date hereof (the "Charter");

     3. the Bylaws of the Company, as amended and restated to the date hereof (the "Bylaws");

     4. resolutions adopted by the Board of Directors of the Company, relating to the approval of the filing of the Registration Statement, together with the exhibits thereto, and other related matters (the "Resolutions"); and

     5. Such other documents and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In rendering the opinions set forth below, we have assumed genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of originals or such latter documents. We have also assumed that (a) at the time of execution, countersignature, issuance and delivery of Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary; (b) at the time of execution, authentication, issuance and delivery of Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee; (c) at the time of execution, countersignature, issuance and delivery of any Warrants, the Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

     As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

     In connection with the issuance of Depositary Shares, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the

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Equity One, Inc.
July 9, 2003
Page 3

Company and (ii) execution, delivery and performance by the Company of such Deposit Agreement and such Depositary Shares will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida, the Maryland General Corporation Law and the federal laws of the United States we make no such assumption).

     In connection with the issuance of Debt Securities and Guarantees, we have assumed further that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Guarantees and any further supplemental indentures to the Indenture, that such supplemental indenture will have been duly authorized, executed and delivered by the Company and (ii) execution, delivery and performance by the Company of the Indenture, the Debt Securities and the Guarantees will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida, the Maryland General Corporation Law and the federal laws of the United States we make no such assumption).

     In connection with the issuance of Warrants, we have assumed further that
(i) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and (ii) execution, delivery and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida, the Maryland General Corporation Law and the federal laws of the United States we make no such assumption).

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. With respect to the Common Stock, assuming (i) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (ii) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

     2. With respect to the Preferred Stock, assuming (i) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (ii) due filing of the Articles Supplementary with the Maryland State Department of Assessments and Taxation and
(ii) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

     3. With respect to the Depositary Shares, assuming (i) the taking of all necessary corporate action to approve the issuance of such Depositary Shares, the final terms

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Equity One, Inc.
July 9, 2003
Page 4

establishing the depositary receipts representing the Depositary Shares (the "Depositary Receipts") in the form contemplated and authorized by a Deposit Agreement and related matters by the Board of Directors of the Company, (ii) the due execution, authentication, issuance and delivery of such Depositary Shares, upon payment of the consideration therefor provided for in the applicable purchase, underwriting or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

     4. With respect to the Debt Securities and the Guarantees, assuming (i) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities and the Guarantees, the terms of the offering thereof and related matters by the Board of Directors of the Company and the board of directors or other equivalent managing body of the applicable Guarantors and
(ii) the due execution, authentication, issuance and delivery of such Debt Securities and the Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company and the Guarantors otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Company or the respective Guarantors, as the case may be, enforceable against the Company or the respective Guarantors, as the case may be, in accordance with their respective terms.

     5. With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Warrant Agreement and (ii) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

     The opinions set forth in paragraphs 3 through 5 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law,
(iii) an implied covenant of good faith and fair dealing, (iv) the discretion of the court before which any proceeding for enforcement may be brought and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

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Equity One, Inc.
July 9, 2003
Page 5

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We do not express any opinion herein concerning any law other than the laws of the State of Florida, the federal laws of the United States and, to the extent set forth herein, the Maryland General Corporation Law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                                Very truly yours,

                                                /s/ Greenberg Traurig, P.A.

                                                Greenberg Traurig, P.A.